SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 17, 2006

TRUE NORTH ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-51519	98-043482
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Allen Center, 1200 Smith Street 16th Floor, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 353-3948
(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

The O. Jarreau Heirs No. 1 test well located in Pointe Coupee Parish, Louisiana (the “Test Well”) targeting Tuscaloosa Sands reached a depth of 21,350 feet on or about December 16, 2006. The well was logged and evaluated on December 17, 2006. Notwithstanding that there were several Tuscaloosa Sands with in excess of thirty feet of net pay, the Test Well was deemed not to be commercially viable due to high water saturation and the high cost of completion. Further zone testing was deemed impractical and well abandonment has commenced. The Test Well was drilled pursuant to an October 6, 2006 Development Agreement between us and BP America Production Company. We had a 12.5% working interest in the Test Well.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly cause this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUE NORTH ENERGY CORPORATION

Dated: December 18, 2006	By:	/s/ John I. Folnovic
Name: John I. Folnovic Title: President and Chief Executive Officer